Exhibit 10.46
                             NORTH AMERICAN MORTGAGE
                           Annual Executive Bonus Plan


         This document sets forth the North American Mortgage Annual Executive Bonus Plan (the "Plan"), as authorized by the Board of Directors (the "Board") of North American Mortgage (the "Company"), for the payment of incentive compensation to designated employees of the Company.

1.       Definitions

         As used in the Plan, the following terms have the following meanings:

         "Awards" shall mean amounts earned and payable to Participants as determined in accordance with the provisions of the Plan.

         "Budget" shall mean the Company's annual financial budget as approved by the Board.

         "Change of Control" shall mean an event affecting the Company which shall be deemed to have taken place upon (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company, (ii) shareholders' approval of a transaction for the acquisition of the Company, or substantially all of its assets, by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a party or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Net  Income  before   Taxes"  shall  mean  earnings  from   continuing
          operations before income taxes.

         "Outside Directors" shall have the meaning ascribed to it in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

         "Participant" shall mean any eligible employee for whom performance objectives have been established for any given Valuation Period.

         "Strategic Goals" shall mean objectives of individual Participants and the Company as determined by the Committee.


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         "Target  Pool" shall mean the bonus pool  established  by the Committee based on the Net Income before Taxes contained in the Budget and the achievement of Strategic Goals.

         "Valuation Period" shall mean each calendar year of the Company, commencing with the calendar year ending December 31, 1997 and each succeeding calendar year. The last Valuation Period shall terminate upon a Change in Control of the Company.

2.       Objectives

         The objectives of the Plan are to:

         o Help attract, retain and motivate the senior executives required to manage the Company;

         o Reward executives for successful execution of Strategic Goals that drive future value creation; and

         o    Promote the achievement of rigorous but realistic financial goals.

3.       Administration

         The Plan will be administered by the Committee. The Committee shall contain only Outside Directors provided that in the event the Company has less than two outside Directors, the Committee may be constituted of only one Outside Director. In its sole and absolute discretion, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.

4.       Participation

         Participation in the Plan in any Valuation Period will be limited to individuals who on the last day of the Valuation Period are (a) the Chief Executive Officer of the Company (or person acting in such capacity), (b) the Chief Operating Officer of the Company (or person acting in such capacity), (c) the Executive Vice President, Chief Financial Officer (or person acting in such capacity), (d) the Executive Vice President, Strategic Planning (or person acting in such capacity), (e) the Executive Vice President, Servicing (or person acting in such capacity), (f) Executive Vice President, Production (or person acting in such capacity), (g) the Executive Vice President, Technology/Human Resources (or person acting in such capacity), or (h) the Executive Vice President, Secondary Marketing/Underwriting (or person acting in such capacity). If an additional Executive Vice President is employed during the Valuation Period, that person shall be a Participant in the Plan as determined by the Committee.


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5.       Incentive Awards

         Awards to Participants under the Plan are cash awards which will be paid if, and to the extent that, targets for Net Income before Taxes and Strategic Goals are achieved for the Valuation Period in question. The amount, if any, of the awards actually paid shall be determined as follows:

         (a) Target Pool Amounts. No later than 90 days after the commencement of the Valuation Period for which the amount is awarded, the Committee, with the advice of the Chief Executive Officer, shall determine the Target Pool which Participants in the Plan may receive if the various targets for Net Income before Taxes and Strategic Goals set for such awards are achieved. The individual awards shall be determined by the Committee, with the advice of the Chief Executive Officer, based on the Participant's experience and value to the Company and will be expressed as a percentage of the average base salary of the respective Participant for the Valuation Period in question. All awards are subject to the Committee's discretion. In no event shall the maximum amount payable to Participants hereunder exceed 200% of the sum of the Participants' target awards.

         (b) Goals. The Committee shall establish the targets for Net Income before Taxes and Strategic Goals, the achievement of which will determine whether, and the extent to which, target award amounts will be paid. In addition, the Committee may make any appropriate adjustments to targets for Net Income before Taxes and Strategic Goals and the Target Pool amounts each Valuation Period. The performance measure for Participants shall be based 75% on the Company's attainment of the target Net Income before Taxes, and 25% on the Company's and the individual Participant's attainment of the target Strategic Goals.

         (c) Award Payments. The amount, if any, of the Target Pool to be paid to a Participant shall depend on attainment of targets for Net Income before Taxes and Strategic Goals determined by comparing actual results for the Valuation Period in question with the applicable goals established for that year. As to each performance measure, attainment of the percentage of the goal set forth in the first column below shall result in payment of the percentage set forth in the second column below of the target award:

         NET INCOME BEFORE TAXES

                  Actual Results                        Portion of Target Award
                  --------------                        -----------------------

                   less than 70% of target                         0%
                   70% of target                                   70% x .55
                   80% of target                                   80% x .70
                   90% of target                                   90% x .85

                  100% of target                                  100%
                  120% of target                                  120%



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          STRATEGIC GOALS

                 Actual Results                        Portion of Target Award
                 --------------                        -----------------------

                 80% of target                                   80%
                 100% of target                                  100%


         If the percentage of any performance goal attained is between the percentages set forth in the above first column, the related percentage in the second column which determines the award amount to be paid shall be scaled accordingly. If actual results are less than the minimum goal for the performance measure for Net Income Before Taxes set forth above, no cash payment shall be made.

6.       Time and Form of Payment

         Award payments to which Participants become entitled as provided herein will be paid in cash as soon as practicable after the close of the Valuation Period in question but in no event will payment be made later than 60 days after the date of the opinion of the Company's independent auditors certifying the Company's financial results for the Valuation Period in question.

7.       Death, Disability, Retirement and Termination of Employment.

         (a) Unless otherwise determined by the Committee, in the event of a Participant's termination of employment by reason of death, disability or retirement under a Company retirement plan during a Valuation Period, the Participant (or his or her beneficiary) shall receive, after the end of the Valuation Period, a prorated portion of the performance bonus to which the Participant would otherwise have been entitled hereunder. Such prorated portion shall bear the same ratio to the total award payment as the number of full months such Participant was actually employed during the Valuation Period bears to twelve.

         (b) Unless otherwise determined by the Committee, a Participant who voluntarily terminates his employment prior to the end of Valuation Period or a Participant whose employment is terminated for cause at any time prior to payment of any award hereunder shall forfeit any right to receive any then unpaid award payment.

8.       Miscellaneous

         (a) Amendment and Termination of the Plan. The Committee with the approval of the Board may amend, modify or terminate this Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect payment of a bonus for a Valuation Period already ended.

         (b)      No Assignment. Except as otherwise required by applicable law,
                  no  interest,   benefit,   payment,  claim  or  right  of  any
                  Participant under the Plan shall be subject

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                  in any manner to any claims of any creditor of any Participant or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to take any such action shall be null and void.

         (c) No Rights to Employment or Awards. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its affiliates or associated corporations or affect the right of any such employer to dismiss any employee, nor shall anything contained herein give any employee any claim or right to be granted under the Plan.

         (d) Withholding. The Company shall have the right to deduct from all awards paid under the Plan any federal, state or local taxes or other amounts required by law to be withheld with respect to such payments.

         (e) Plan Unfunded. The entire cost of this Plan shall be paid from the general assets of the Company. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor, and neither the Company, the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities nor shall the Company be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.

         (f) Corporate Transactions. In determining Net Income before Taxes and Strategic Goals, the operations of any corporation or business acquired during the Valuation Period in question along with any income or expense relating to such acquisitions will be excluded. In the case of any corporation or business divested during the Valuation Period in question, Net Income before Taxes and Strategic Goals will be restated to exclude the operations of the corporation or business divested for the entire fiscal year in question along with any income or expense relating to divestiture.

         (g) Change of Control. In the event of a Change of Control, the current Valuation Period shall immediately terminate and all Awards for such pro rata Valuation Period shall become payable as of the date of the Change of Control, in such pro rata amounts as are determined for each Participant by the Committee prior to the Change of Control. All amounts determined by the Committee prior to the Change of Control to be due with respect to the current Valuation Period shall be paid out in one lump sum on the same date as the Company or the holders of the outstanding stock of the Company receive payment in connection with the Change of Control. For purposes of determining the amount of the Awards payable in respect of the Valuation Period ending upon the Change of Control, the target for Net Income before Taxes shall be prorated in the same ratio that the number of months in the Valuation Period completed by the date of the Change of Control bears to twelve. The Participant's individual award shall be based on the extent to which the Company has attained the prorated target for Net Income before Taxes in the

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                  Valuation  Period  completed  by the  date  of the  Change  of
                  Control. In addition, Participants shall immediately vest in all then unpaid Awards with respect to prior Valuation Periods and all unpaid installments shall be paid out in one lump sum on the same date as the Company or the holders of the outstanding stock of the Company receive payment in connection with the Change of Control.

9.       Effective Date

         This Plan shall be effective as of June 21, 1997.

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